INTRINSIC EDGE CAPITAL MANAGEMENT, LLC

CODE OF ETHICS DATED: NOVEMBER 1, 2016

This Code of Ethics (the “Code”) is based on the principle that Intrinsic Edge Capital Management, LLC (“Intrinsic Edge Capital Management” or the “Firm”) and all its officers, directors and employees have a fiduciary duty to place the interest of clients ahead of their own. This Code applies to all of the Firm’s "Supervised Persons" (as such term is defined below). Intrinsic Edge Capital Management and its Supervised Persons must avoid activities, interests, and relationships that might interfere with making decisions in the best interests of Intrinsic Edge Capital Management’s clients.

1. Definitions

(a)	“Access Person” means, for the purposes of the Code, all Supervised Persons of the Firm and any independent contractors, who have access to non-public information regarding purchases or sales of securities for, or nonpublic information regarding clients’ portfolios, or who are involved in making securities recommendations to clients, or who have access to such recommendations or holdings that are non-public. Directors, officers and partners of Intrinsic Edge Capital Management are presumed to be Access Persons.

(b)	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

(c)	“Beneficial Ownership” means any interest in a security for which an Access Person can directly or indirectly receive a monetary benefit, which may include the right to buy or sell a security, to direct the purchase or sale of a security, or to vote or direct the voting of a security (see Appendix 1 of this section for Examples of Beneficial Ownership). Note: This broad definition of “beneficial ownership” does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. An employee may declare that the reporting or recording of any securities transaction should not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security for other purposes.

(d)	“Covered Securities” – please refer to “Securities” below.

(e)	“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Bank Secrecy Act of 1970 (as it applies to funds and investment advisers), Title V of the Gramm-Leach-Bliley Act of 1999, the Sarbanes-Oxley Act of 2002, any rules adopted by the SEC under any of these statutes and any rules adopted thereunder by the SEC, Department of Labor or the Department of Treasury.

(f)	“Initial Public Offering” (IPO) means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the

Exchange Act.

(g)	“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77(d)(6)) or pursuant to 230.504, 230.505, or 230.506 of this chapter. This includes private funds and other private offerings/placements.

(h)	“Personal Account” means every account for which an Access Person may directly or indirectly influence or control the investment decisions of the account and otherwise be deemed to have Beneficial Ownership. This typically includes, but may not be limited to, accounts of (a) any Access Person, (b) the spouse of such Access Person, (c) any children living in the same household of such Access Person, and/or (d) any other person residing in the same household of such Access Person, if such Access person has a beneficial interest in such account(s). Each of the above accounts is considered a personal account of the Access Person. Any account where the Access Person has given written discretionary authority to a third party, such as an outside investment adviser, would not be considered a “Personal Account” (Please note the Access Person must provide the CCO with a copy of the written discretionary authority).

(i)	“Prohibited Transactions” means transactions in equity securities, IPOs (including Secondary Offerings), and any other personal securities transactions prohibited by this Code or that would otherwise violate the provisions of this Code.

(j)	“Purchase or sale of a security” means the buying or selling of any Securities (as that term is defined below) and includes, among other things, the writing of an option to purchase or sell a Security or the purchase or sale of a Security that is exchangeable for or convertible into a Security.

(k)	“Reportable Fund” means (i) any fund for which the Firm serves as an investment adviser or sub-adviser as defined in section 2(a)(2) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

(l)	“Restricted Securities” means any securities that have been identified by the Firm as securities restricted for trading purposes.

(m)	“Secondary Offering” means an offering of securities of a publicly traded company that prior to the offering were not registered under the Securities Act of 1933, as amended.

(n)	“Securities” (or “Covered Securities”) means securities that are covered by the Code. Such covered securities include, but are not necessarily limited to:
•	Equity securities, including common and preferred stock
•	Reportable Funds (as defined above)
•	Restricted Securities (as defined above);
•	Corporate and Municipal bonds;
•	Exchange Trade Funds;
•	Closed End Funds;
•	Initial Public Offerings (as defined above);
•	Limited Offerings (as defined above);
•	Investments convertible into, or exchangeable for, stock or debt securities;
•	Any derivative instrument relating to any of the above securities, including options, warrants and futures; and
•	Any interest in a partnership investment in any of the foregoing.

(o) “Supervised Persons” means all officers, directors and employees of the Firm and any other person(s) that the Firm may deem from time to time to be a supervised person (such as certain independent contractors).

2. Fiduciary Obligations and Ethical Principles

The Firm and its Supervised Persons have an ongoing fiduciary responsibility to the Firm’s clients and must ensure that the needs of the clients always come first. The Firm holds its supervised persons to a very high standard of integrity and business practices. In serving its clients, Intrinsic Edge Capital Management and its Supervised Persons must at all times deal with clients in an honest and ethical manner and comply with all the Federal Securities Laws.

While affirming its confidence in the integrity and good faith of its Supervised Persons, the Firm understands that the knowledge of present or future client portfolio transactions and the power to influence client portfolio transactions, if held by such individuals, places them in a position where their personal interests might become conflicted with the interests of the Firm’s clients. Such conflicts of interest could arise, for example, if securities are bought or sold for personal accounts in a manner that either competes with the purchase or sale of securities for client accounts or results in an advantageous position for the personal accounts.

Because Intrinsic Edge Capital Management is a fiduciary to its clients, Supervised Persons must avoid actual and potential conflicts of interest with the Firm’s clients. Therefore, in view of the foregoing and in accordance with the provisions of Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and Rule 17j-1 under the Investment Company Act of 1940, as amended (“1940 Act”), Intrinsic Edge Capital Management has adopted this Code to outline and prohibit certain types of activities that are deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to outline pre-approval and reporting requirements, along with enforcement procedures. Please note that for all pre-approval, reporting and review requirements listed below, the CCO will report to and/or obtain pre-approval from the Managing Member.

In addition, Supervised Persons must adhere to the following general principles as well as to the Code’s specific provisions:

(a)	At all times, the interests of the Firm’s clients must come first;
(b)	Personal securities transactions must be conducted consistent with the Code in a manner that avoids any actual or potential conflict of interest; and
(c)	No inappropriate advantage should ever be taken that is contrary to the Firm’s responsibilities and duties to its clients.

3. Unlawful Actions

It is unlawful for any Supervised Person:

(a) To employ any device, scheme or artifice to defraud a client;

(b)	To make any untrue statement of a material fact to any of the Firm’s clients or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;
(c)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or
(d)	To engage in any manipulative practice with respect to a client.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to Firm clients.

4. Procedures Regarding Trading by Access Persons in Personal Accounts

(a)	Prohibited Transactions:

No Access Person may purchase or sell any equity securities or IPOs (including Secondary Offerings) in any Personal Account.

(b)	Preclearance Approval of Certain Transactions:

Any Access Person wanting to purchase or sell any Securities (as such term is defined in item 1(n) above and which are not prohibited transactions or otherwise deemed exempt) in any Personal Account, must obtain written pre-approval by the Chief Compliance Officer (“CCO”) or designee (see Appendix 2 – Pre Approval Form). All preapproved trades must be completed by the close of business on the trading day after written approval is given, unless additional time is granted by the CCO or designee.

At the discretion of the CCO and/or Managing Member, Access Person transactions may be included in an aggregated block trade for clients, so long as it is in the same direction (i.e., all buys or all sells), for the same security and requested on the same day the aggregated block trade takes place, and is completed in accordance with the Firm’s written policy and procedures regarding aggregated block trades.

(c)	Exempt Securities:

No Access Person shall be required to pre-clear or report transactions in any Personal Account in the following securities:

•	Open-end mutual funds (this excludes closed-end mutual funds, Reportable Funds and ETFs)
•	U.S. treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities
•	Debt instruments issued by a banking institution, such as bankers’ acceptances and bank certificates of deposit (this excludes corporate or high yield bonds which must be reported)
•	Commercial paper
•	Repurchase agreements

(d)	Exempt Transactions:

No Access Person shall be required to pre-clear or report the following transactions in any Personal Account:

•	Transactions that take place in any exempt security listed in 4(b) above;
•	Transactions that take place in an account where the Access Person has no direct or indirect influence or control (e.g., discretionary managed accounts)
•	Purchases that are part of an Automatic Reinvestment Plan

(e)	Required Holding Period: Intrinsic Edge Capital Management does not presently require a holding period on Reportable Funds. It may however, in some instances, require that its Access Persons hold each Reportable Fund in their Personal Accounts for a period of not less than thirty (30) days from date of acquisition, unless doing so would result in a substantial loss. Under this circumstance, the Access Person must obtain approval from the CCO or designee in advance of the sale of the Reportable Fund and provide a written detailed explanation of the hardship.

(f)	Blackout Period: No Access Person may purchase or sell shares of Covered Security in a Personal Account within three (3) days before and one (1) day after any client transaction in the same Covered Security.

(g)	Misuse of Non-Public Information: No Supervised Person shall divulge or act upon any material, non-public information as such activity is defined hereto in Appendix 3: Intrinsic Edge Capital Management, LLC Insider Trading Policy, which is incorporated herein. Upon initial execution of this Code and annually thereafter, all Supervised Persons are required to read the Insider Trading Policy, sign and date the acknowledgment of receipt and understanding form contained at the end of the section and send the executed form to the CCO within 30 days of receipt. See Appendix 4 for the Insider Trading Acknowledgement Form.

5. Conflicts of Interest Issues

(a)	Charitable Donations: In order to avoid any potential or real conflicts of interests with clients, the Firm and its Supervised Persons must receive written pre-approval from the CCO or designee when making a charitable donation either directly or indirectly, to any non-affiliated charitable organization:

i.	That is a client or potential client of the Firm; and
ii.	Where a donation has been requested by a client, potential client or consultant that is in excess of $500.00.

Under no circumstances may the Firm or its Supervised Person make a charitable donation either directly or indirectly, where it could have the appearance of, or otherwise be considered “pay to play” activity.

(b)	Gifts: No Supervised Person shall accept or give any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, prizes, travel expenses, entertainment tickets) of more than $250.00 in value annually, from any person or entity that does business with or on behalf of the Firm. All gifts given and received must be reported to the CCO or designee at the time the gift was given and/or received. Meals, entertainment and travel in the presence of the person or entity that does or seeks to do business with Intrinsic Edge Capital Management are permitted outside the $250 annual limit, but must be reported to the CCO or designee prior to the event. See Appendix 5 for Gift Reporting Form.

(c) Outside Business Activities: While associated with Intrinsic Edge Capital Management, no Supervised Person will accept outside employment or receive outside compensation without completing Intrinsic Edge Capital Management, LLC Outside Business Activities Form (Appendix 6) and obtaining written pre-approval by the CCO or designee. (Please note: This procedure must be followed even if the outside activity is performed without receiving compensation.)

(d) Service on Boards: No Supervised Person shall serve on the board of directors of a company, institution, endowment, charity, or any other organization without prior written authorization by the CCO or designee. If board service is authorized, such Supervised Person shall at all times ensure that they have no role in making any type of investment decisions with respect to the company, unless otherwise approved by the CCO or designee. To receive pre-clearance authorization for board service, please complete the Intrinsic Edge Capital Management, LLC Outside Business Activities Form found in Appendix 6.

(e) Professional Conduct: While associated with Intrinsic Edge Capital Management, no Supervised Person may be involved with any type of activity which may bring negative publicity to Intrinsic Edge Capital Management or its affiliates.

6. Reporting and Compliance Procedures

(a)	Brokerage Statements: All Access Persons shall complete the Outside Brokerage Account Form (see Appendix 7) and otherwise provide all necessary information to the CCO so that the Firm may direct such broker(s) to send the CCO a copy of each brokerage account statement generated for each of the Access Person’s Personal Account(s).

(b)	Submission of Quarterly Transaction Reports: In order for the Firm to monitor compliance with the Code and to comply with Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act, every Access Person shall be required to report to the CCO or designee, for each Personal Account, the information described below, or in the alternative, cause the Firm to receive or be provided with monthly and/or quarterly brokerage account statements that contain the following information:

i.	The date of the transaction (either trade date or settlement date), the name of the Security, the symbol, the number of shares, the maturity date and/or the interest rate, if applicable, and the principal amount of each Security involved;

ii.	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

iii.	The price of the Security at which the transaction was effected;

iv.	The name of the broker, dealer or bank with or through whom the transaction was effected; and

v.	The name and account number of the Personal Account.

For transactions in Personal Accounts for which Intrinsic Edge Capital Management has not timely received1 a duplicate statement, the Access Person is required to complete and submit Intrinsic Edge Capital Management, LLC Personal Securities Transaction Report (see Appendix 8) within 30 days following quarter-end.

(c)	Initial and Annual Holdings Reports: No later than 10 days after becoming an Access Person, and annually thereafter, each Access Person must submit to the CCO or designee a report of his or her holdings in Securities (including Securities held in all Personal Accounts), utilizing the Intrinsic Edge Capital Management, LLC Initial/Annual Holdings Report; (see Appendix 9). The report must include the following information, which must be as of a date no more than 45 days prior to the date the report was submitted:

i.	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

ii.	The name of the broker, dealer or bank with which the Access Person maintains an account in which the securities are held; and

iii.	The date the Access Person submits the report.

7. Administration of the Code

(a)	The CCO or designee will review all reports and other information submitted under this Code. This review may include, but not be limited to: (1) an assessment of whether Supervised Persons and Access Persons followed the required procedures as outlined within this Code; (2) an assessment of whether each Access Person has traded in the same securities as the Firm’s clients and if so, determining whether the client terms for the transactions were more favorable; (3) an assessment of any trading patterns that may indicate abuse; and (4) performing any other assessment that may be necessary to determine whether there have been any violations of the Code.

(b)	Supervised Persons are required to immediately report any potential violation or violation of this Code of which he or she becomes aware, to the CCO. No Supervised Person will be sanctioned for reporting a potential or actual violation.

(c)	Each Supervised Person shall be requested to annually submit to the CCO the Code of Ethics Acknowledgment Form (Appendix 10), which states that the Supervised Person has read, understands and agrees to abide by the Code. As changes to the

1 In the August 31, 2004 adoption of rule 204A-1 [17 CFR 275.204A-1] under the Investment Advisers Act of 1940 [15 U.S.C. 80b], the SEC clarified in the Investment Advisers Codes of Ethics release that such information must be received by the Adviser within 30 days following quarter-end.

Code occur, the Supervised Person shall receive a copy of the Code and training as necessary. Upon receipt, each Supervised Person is required to read and understand the requirements of the Code and then re-sign the Acknowledgment Form, which must be submitted no later than 30 days from the date of receipt of the Code.

(d)	This Code does not amend or supersede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.

(e)	No less frequently than annually, the CCO or designee will furnish to the board of directors of its mutual fund sub-advisory relationships a written report that:

i.     Describes any issues arising under the Code during the reporting period, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

ii.  Certifies that the Firm has adopted procedures reasonably necessary to prevent Supervised Persons from violating the code.

8. Violations of the Code

The CCO or designee will assess whether any violation has occurred. If it is determined that a violation has occurred, the CCO will report such violation to the Managing Member, who may impose such sanctions as he deems appropriate, including, but not limited to suspension of personal trading privileges for a period, disgorging of profits made by the violator, fines and/or dismissal from Intrinsic Edge Capital Management.

9. Exceptions

The CCO may grant written exceptions to the provisions of the Code based on equitable considerations (e.g., rapid markets, hardship, satisfaction of a court order, etc.). The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided that no exception will be granted where the exceptions would result in a violation of Rule 204A-1 of the Advisers Act, Rule 17j-1 of the 1940 Act, or any other Federal Securities Laws.

10. Recordkeeping Requirements

The CCO or designee, will be responsible for maintaining the following records pertaining to the Code for a minimum of five years from the end of the fiscal year in which the information was obtained and/or in effect, the first two years on-site in an accessible place, with the exception of (c) below, which will be kept for five years after the individual ceases to be deemed an Access Person.

(a)	A list of all of the Firm’s Access Persons, which will include every person who was deemed an Access Person at any time within the past five years, even if they are no longer deemed as such.

(b)	Copies of the Code and all amendments thereto.

(c)	Copies of all the written acknowledgments required in section 7(c) above submitted by each Supervised Person.

(d)	A record of any violation of the Code and any action taken as a result of the violation.

(e)	Copies of each report submitted by an Access Person required in sections 6(b) and (c) above.

(f)	Copies of all brokerage statements submitted in accordance with section 6(a) above.
(g)	All pre-clearance decisions and the reasons supporting the decision.

(h)	Copies of all written exceptions granted under this Code.

Any Supervised Person having questions relating to the Code should contact the CCO or COO

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC

EXAMPLES OF BENEFICIAL OWNERSHIP

(g)	Securities held by an Access Person for their own benefit, regardless of the form in which held;

(h)	Securities held by others for a Access Person’s benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

(i)	Securities held by a pledge for an Access Person’s account;

(j)	Securities held by a trust in which an Access Person has an income or remainder interest, unless the Access Person’s only interest is to receive principal (a) if some other remainder man dies before distribution or (b) if some other person can direct by Will a distribution of trust property or income to the Access Person;

(k)	Securities held by an Access Person as trustee or co-trustee, where the Access Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

(l)	Securities held by a trust of which the Access Person is the settler, if the Access Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

(m)	Securities held by a general or limited partnership in which the Access Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Access Person owns more than 25% of the partnership’s general or limited partnership interests);

(n)	Securities held by a personal holding company controlled by a Access Person alone or jointly with others;

(o)	Securities held in the name of minor children of a Access Person or in the name of any relative of a Access Person or of their spouse (including an adult child) who is presently sharing the Access Person’s home;

(p)	Securities held in the name of any person other than a Access Person and those listed above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Access Person obtains benefits equivalent to those of ownership; and

(q)	Securities held in the name of any person other than an Access Person, even though the Access Person does not obtain benefits equivalent to those of ownership (as described above), if the Access Person can vest or re-vest title in himself.

Code of Ethics – Appendix 2

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC PERSONAL TRADING PRE-APPROVAL FORM

Intrinsic Edge Capital Management, LLC (“Intrinsic Edge Capital Management”) has established written policies and procedures regarding employee personal trading. Importantly, in order to avoid any potential or real conflicts of interest and to adhere to applicable state and federal regulations, Access Persons must obtain written pre-approval from the Chief Compliance Officer (CCO) prior to executing certain transactions in personal accounts. (See Intrinsic Edge Capital Management’s Code of Ethics for details on transactions that require pre-approval)

Section I – Pre-Approval Request: (Please complete the following)

Name of Security: Symbol or CUSIP: Type of Transaction (Buy or Sell): If Sell, Date of Purchase: Amount of Shares: Approximate Dollar Amount of Trade: Name of Personal Account: Account Number: Name of Broker-Dealer:

Section II: Certification of Access Person

By signing below, I certify to the following:

(o)	I do not have any inside information regarding this security.
(p)	To the best of my knowledge, this transaction would not be in conflict with any Intrinsic Edge Capital Management clients.
(q)	If approved, I understand and agree that the requested transaction outlined above must be completed no later than the close of business on the next trading day from the date of approval, unless an extension of time is given in writing by the CCO or Managing Member.

Signature: Date:

Name (Print): Title:

For Compliance Use Only:

Permission from Compliance has been ◻ Approved ◻ Denied for this Access Person to make the transaction described above.

Compliance Approval/Denial by: Date:

Code of Ethics – Appendix 3

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC INSIDER TRADING POLICY

The Insider Trading and Securities Fraud Enforcement Act of 1988 (“1988 Act”) further extends the safeguards of the Securities Exchange Act of 1934 as it pertains to "insider trading."

An "insider" is a person with access to material key information about a publicly traded company before it is announced to the public. Typically, the term refers to corporate officers, directors and key employees, but may be extended to include relatives and/or others in a position to capitalize on insider information. Additionally, persons may be characterized as "temporary" or "constructive" insiders if they have access to material non-public information for a legitimate purpose in the context of a transaction for a particular company. Examples include, but are not limited to accountants, attorneys and even printers who print financial information.

"Insider Information" describes material non-public information regarding corporate events that have not yet been made public. For example, the officers of a firm know in advance if the company is about to be acquired or if the latest earning report is going to differ significantly from information previously released. If information reasonably influences the purchase, sale or market value of a company's securities and such information has not yet been publicized in a widely used medium, then it is considered insider information.

The Firm’s employees are prohibited from acting upon material non-public information. The 1988 Act authorizes civil penalties of up to three times the profit gained or lost for trades which were based on inside information. Criminal liability may result in a fine of up to $100,000 and/or imprisonment.

•	POLICIES

In working with clients, Supervised Persons may receive insider information. For instance, a client may be an officer or director of a firm that is undergoing material structural changes, or perhaps clients may be “temporary insiders” due to contact with corporate officers or directors. Supervised Persons are prohibited from using inside information when placing any trades of securities for clients. Furthermore, Supervised Persons may not transact any trades for their own accounts or for the benefit of any third-party clients based upon such information.

If a Supervised Person is unsure or suspects that he/she may have obtained or may be perceived to have obtained insider information, please notify the CCO or Managing Member.

•	PROCEDURES

Trading Restrictions

When one or more Supervised Person receives material, nonpublic information about a publicly traded company which, in the opinion of the CCO or Managing Member, necessitates imposing trading restrictions, no Supervised Person or client account may trade in securities issued by such company until the information becomes public.

Restricted Lists

At his or her discretion, the CCO may create a Restricted Securities list as a result of material non-public information that Intrinsic Edge Capital Management might receive in the normal course of business. If a security is placed on a Restricted Securities list, Supervised Persons are prohibited from personally, or on behalf of any client account, purchasing or selling such Restricted Securities during any period they are listed. The CCO shall take steps to immediately inform all Supervised Persons of the securities listed on the Restricted Securities list.

Contacts with Corporate Officers

When an Analyst or any Research personnel contacts an employee or officer of any publicly traded company to obtain research information or regarding matters that may relate to any investment advisory account of Intrinsic Edge Capital Management, he or she shall:

(d)Maintain a log of all meetings with and/or calls to such employee or officer; and

(e) If uncertain whether he or she may trade or recommend trading based on information obtained in the course of any conversations, contact the CCO, who, if appropriate, will consult with Intrinsic Edge Capital Management’s legal counsel.

Monitoring

The CCO or designee will periodically review and test Access Person’s personal trading activity to verify compliance with these policies. Such testing will include, but not be limited to, performing a comparison of the Access Person’s trades with securities listed on Restricted Securities list.

Employee Training/Education

Supervised Persons will be provided with a copy of this Insider Trading Policy initially upon hire and annually thereafter. In addition, all Supervised Persons shall attend any seminars and/or meetings required by Intrinsic Edge Capital Management that provides education and training with respect to Intrinsic Edge Capital Management’s Insider Trading Policy and the prohibitions of insider trading in general. Periodically, Intrinsic Edge Capital Management shall provide Supervised Persons with written materials discussing these procedures and insider trading in general.

Certification

All Supervised Persons shall certify on an annual basis that he or she has read and understands the Insider Trading Policy and will comply with these policies and procedures during the course of their association with the Firm (see Appendix 4).

Annual Reviews

At least annually, the CCO shall review this Insider Trading Policy, along with the internal controls that have been implemented by the Firm and report any deficiencies noted and provide any recommendations and/or enhancements that the CCO believes necessary to help ensure the continued adherence to the Policy.

Code of Ethics – Appendix 4

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC INSIDER TRADING POLICIES AND PROCEDURES ACKNOWLEDGEMENT FORM AND CERTIFICATE OF COMPLIANCE

NAME (PLEASE PRINT)

(e)	Intrinsic Edge Capital Management, LLC Insider Trading Policies and Procedures (“Insider Trading Policy”) updated as of November 1, 2016, has been provided to me for my review.

(f)	I certify that I have read and understand the Insider Trading Policy and will comply with these policies and procedures during the course of my association with Intrinsic Edge Capital Management.

(g)	I agree to promptly report to the CCO or Managing Member any violation, or possible violation, of the Insider Trading Policy of which I became aware.

(h)	I understand that violation of the Insider Trading Policy will be grounds for disciplinary action up to and including dismissal and may also be a violation of federal and/or state securities laws.

SIGNATURE

DATE

Code of Ethics – Appendix 5

Intrinsic Edge Capital Management, LLC Date: Quarterly Gift Reporting Form Submitted by:
Name	Relationship With Person(s)	Description of Gift(s)	Estimated Value	Giving or Receiving	Reason for Gift

For Compliance Use Only: ◻ Reviewed by CCO

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC GIFT REPORTING FORM

Code of Ethics – Appendix 6

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC OUTSIDE BUSINESS ACTIVITY APPROVAL FORM

Intrinsic Edge Capital Management, LLC (“Intrinsic Edge Capital Management”) requires its Supervised Persons to obtain prior written permission to have any outside employment or to receive any employment compensation other than through their affiliation with Intrinsic Edge Capital Management. The firm’s Codes of Ethics also require you to notify the CCO or Managing Member prior to accepting certain outside employment.

Instructions: Please check all that apply:

(d)	I understand that I must provide written documentation to Intrinsic Edge Capital Management prior to accepting (a) any board position or assignment with a non-public entity (including any church, not-for-profit organization or college/university) where I am to serve in an investment-related position, (b) any type of board position regardless if investment related or not, and/or (c) any outside compensation while still employed or associated with Intrinsic Edge Capital Management.

(e)	I do not have any outside employment nor do I receive any compensation other than through my employment at or association with Intrinsic Edge Capital Management.

(f)	I have accepted a position or assignment with a non-public company for which I hold an investment related position:

(Name of Company)

(Title/Main Responsibilities)                                                         (Start Date)

4.

Management:

I have accepted Δ outside employment (including a board position or assignment) and/or

û I am receiving outside compensation while I am associated with Intrinsic Edge Capital

(Name of Company)

(Title/Position)                                                                  (Start Date)

5. I have not accepted, but request permission to accept outside employment and/or compensation in addition to my employment at Intrinsic Edge Capital Management:

(Name of Company)

(Title/Position)                                                                 (Start Date)

ACKNOWLEDGEMENT: I hereby certify that all information provided above is true and correct.

Signature:                                                                        Date:

Name (Print):                                                                   Title:

For Compliance Use Only:

Permission from Compliance has been ◻ Granted ◻ Denied for this Supervised Person to engage in outside business activity as s outlined above.

Compliance Approval by:

Code of Ethics – Appendix 7                             Date:

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC OUTSIDE BROKERAGE ACCOUNTS REPORTING FORM

Instructions. Please provide the following information for each brokerage account you hold for all Personal Accounts (as defined in the Intrinsic Edge Capital Management Code of Ethics). If you have no such accounts, mark the appropriate box at the bottom of this form. Once the form is completed, please print and sign your name and return the form as instructed in the Intrinsic Edge Capital Management Code of Ethics. Intrinsic Edge Capital Management will send a letter requesting that copies of duplicate statements be provided to Intrinsic Edge Capital Management’s Chief Compliance Officer. Any questions should be directed to the CCO or Managing Member. If you have more than three outside brokerage accounts to report, please use additional forms.

•	Please Check One: ☐ Employee ☐ Investment Advisory Representative ☐ Independent Contractor

Name IAR ID Number Telephone Number

•	☐ Add Account ☐ Remove Account ☐ Existing Account

Account Registration Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, IRA) Date Opened Relationship to you

•	☐ Add Account ☐ Remove Account ☐ Existing Account

Account Registration Account Number

Name and Address of Financial Institution

                                              Account Type (e.g. Custodial, IRA)         Date

Opened                          Relationship to you

•	☐ Add Account ☐ Remove Account ☐ Existing Account

Account Registration                                                                              Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, IRA)               Date Opened                   Relationship to you

•	Acknowledgement and Certification. I acknowledge that the above list represents all brokerage accounts for my Personal

Accounts. I hereby acknowledge that I have received a copy of Intrinsic Edge Capital Management’s Code of Ethics. I further acknowledge that it is my responsibility to read, understand and comply by the policies outlined in Intrinsic Edge Capital Management’s Code of Ethics.

(h)	By marking this box, I have acknowledged and agreed to the statement above.
(i)	I do not have any brokerage accounts to report.

Signature                                                        Date

Print Name                                                      Title/Affiliation

Code of Ethics – Appendix 8

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC Submitted By: QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT Date: No Trades to Report: _ ( Initial if Applicable)
Account Name	Acct #	Full Security Name	Ticker Symbol/ CUSIP	Date Of Transaction	Transaction Type: Buy/Sell Short/Long	No. of Shares	Broker-Dealer Used

Code of Ethics – Appendix 9

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC INITIAL/ANNUAL HOLDINGS REPORT

Holdings Declaration

In compliance with Rule 204A-1of the Advisers Act and Rule 17j-1of the 1940 Act, each Access Person must complete this declaration of personal securities holdings, initially within 10 days of hire and annually thereafter. The Access Person must declare all personal securities holdings owned in any Personal Account (as defined in the Code) as of the date of this declaration. The information provided must be as of a date no more than 45 days prior to the date the report is submitted.

Date:

I, declare that the following is a complete list of the securities held in my Personal Accounts.

To satisfy that requirement, I am either (1) appending a copy of each of my most recent brokerage account statement(s) to this form, which lists the securities I am required to declare and includes all required information about each security as outlined in the Intrinsic Edge Capital Management Code of Ethics, or (2) listing below all brokerage accounts and securities holdings that I am required to declare in accordance with Intrinsic Edge Capital Management’s Code of Ethics.

Signature:                                Date:

Name (Print):                          Title:

Brokerage accounts:

Owner’s name: Brokerage Firm: Account number:

Owner’s name: Brokerage Firm: Account number:

Owner’s name: Brokerage Firm: Account number:

Owner’s name: Brokerage Firm: Account number:

Partnerships:

Owner’s name:                                         Partnership:

Owner’s name:                                         Partnership:

Owner’s name:                                         Partnership:

Owner’s name:                                         Partnership:

Securities Not Held in Any Account:

Owner’s name:                                        Security: Type: Symbol/CUSIP #: Number of Shares: Principal Amount: Location:

Owner’s name:                                        Security: Type: Symbol/CUSIP #: Number of Shares: Principal Amount: Location:

Owner’s name:                                        Security: Type: Symbol/CUSIP #: Number of Shares: Principal Amount: Location:

Owner’s name:                                        Security: Type: Symbol/CUSIP #: Number of Shares: Principal Amount: Location:

ADDENDUM

Samples of Account Types for Inclusion and Exclusion on Initial and Annual Holdings Declaration

College Savings Programs

If the program does not invest in any type of security and is not held at a brokerage firm, it does not need to be reported.

Foundations

If the employee owns/created the foundation, it should be reported as an outside business activity, but not a security holding. Donations to foundations or charities do not need to be reported. An employee should not donate to a foundation or charity in exchange for receiving business from the foundation or charity.

Private Partnerships

Private partnerships and private funds need to be reported.

Real Estate

Ownership in real property does not need to be reported. Investments in REITs or private placements/funds that invest in real estate do need to be reported.

Annuities/Insurance Programs

The product needs to be reported only if it invests in securities.

401Ks

The holdings do not need to be reported if the 401K only invests in unaffiliated third party open end mutual funds. If the 401K invests in any other type of security that is not considered “exempt”, then the holdings need to be reported.

IRA’s

IRA’s need to be reported if the account holds any type of reportable security.

Code of Ethics – Appendix 10

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC CODE ACKNOWLEDGEMENT FORM AND CERTIFICATE OF COMPLIANCE

NAME (PLEASE PRINT)

(c)	Intrinsic Edge Capital Management’s Codes of Ethics (“Code”), dated November 1, 2016 has been provided to me for my review.

(d)	I have read and understand the Code and will comply with these policies and procedures during the course of my association with Intrinsic Edge Capital Management.

(e)	I agree to promptly report to the CCO or Managing Member any violation, or possible violation of this Code, which I become aware.

(f)	I understand that a violation of this Code and/or a violation of federal and/or state securities laws will be grounds for disciplinary action as decided by the Managing Member, which could include but not be limited to dismissal of employment.

(g)	I certify I will obtain written pre-approval for all required personal securities transactions as required by the Code.

(h)	I certify I will report all required securities transactions, holdings, gifts, new outside brokerage accounts, charitable contributions, and outside business activities as required by the Code.

(i)	I certify that I have executed the Intrinsic Edge Capital Management, LLC Insider Trading Policy Acknowledgement Form and agree to comply with the Firm’s Insider Trading Policy.

SIGNATURE

DATE

EXHIBIT D

Political Contribution Pre-Clearance Form

I, _______________________, want to make the following political contribution and request pre-clearance for it. I understand that as a covered person under the Firm’s political contribution policy, I must pre-clear all political contributions and must adhere to the Firm’s policy and Rule 206(4)-5 of the Investment Advisers Act of 1940.

I understand that, if pre-clearance is granted, it is valid for 7 calendar days from the time it is granted. If I do not make the political contribution within 7 calendar days of receiving pre- clearance, the pre-clearance process would need to be performed again.

A contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

vi.	The purpose of influencing any election for Federal, State or local office
vii.	Payment of debt incurred in connection with any election
viii.	Transition or inaugural expenses of a successful candidate for State or local office

I certify that no contribution has been made and that I understand that no contribution can be made until this Pre-clearance form has been approved by IECM’s compliance department.

Recipient of the political contribution:

Elective office for which the recipient is a candidate:

Federal, State or local office:

Dollar amount of political contribution:

City and State I live in:

Choose one:

           I am entitled to vote for the candidate (max $250 to any one official, per election)

           I am not entitled to vote for the candidate (max $100 to any one official, per election)

If the political contribution is in a form other than cash, please describe it below:

X
Employee Signature	Date	Compliance Signature	Date

EXHIBIT E

INTRINSIC EDGE CAPITAL MANAGEMENT, LLC SOCIAL MEDIA SITE PRE-APPROVAL FORM

Intrinsic Edge Capital Management, LLC (“IECM”) has established written policies and procedures regarding the use of Social Media Sites. Importantly, IECM only allows the use of LinkedIn for business purposes. Associated Persons must obtain written pre-approval from the CCO prior to engaging in business communications on LinkedIn.

Instructions: Please initial each:

(c)	I hereby certify that my communications on LinkedIn will adhere at all times to all applicable firm policies and procedures and state and federal securities laws and that I will not use the site for any illegal purposes or activities.

(d)	I will notify the CCO promptly in writing when I cease using LinkedIn for business purposes.

8. I will ensure that all “recommendation” and/or “endorsement” abilities are disabled at all times.

ACKNOWLEDGEMENT: I hereby certify that all information provided above is true and correct.

Signature:                                                                     Date:

Name (Print):                                                               Title:

For Compliance Use Only:

Permission from Compliance has been ◻ Granted ◻ Denied for this Associated Person to use LinkedIn for business purposes.

Compliance Approval/Denial by:                            Date: